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EXHIBIT 11.1

NELLCOR INCORPORATED STATEMENT OF COMPUTATION OF NET INCOME
PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)


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                                                            For the Three                                For  the Six
                                                            Months Ended                                 Months Ended
                                                ------------------------------------        ----------------------------------
                                                January 1, 1995      January 2, 1994        January 1, 1995    January 2, 1994
                                                ------------------------------------        ----------------------------------
Computation of common
 and common equivalent
 shares outstanding:

    Common stock                                      16,686              16,654                   16,655         16,678
    Common stock equivalents                             325                 199                      240            194
                                                -------------         -----------           --------------       ----------
Common and common
 equivalent shares used in the
 calculation of income per share                      17,011              16,853                   16,895         16,872
                                                -------------         -----------           --------------       ----------
                                                -------------         -----------           --------------       ----------


Net income                                          $  8,483              $6,856                  $14,342        $11,715
                                                -------------         -----------           --------------       ----------
                                                -------------         -----------           --------------       ----------

Net income per common and
 common equivalent share                               $0.50               $0.41                    $0.85          $0.69
                                                -------------         -----------           --------------       ----------
                                                -------------         -----------           --------------       ----------
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